Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Class A, Institutional, and Institutional Service Shares' Prospectuses for Federated Ultrashort Bond Fund and in the Institutional and Institutional Service Shares' Prospectuses for Federated Mortgage Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Institutional, and Institutional Service Shares' Statement of Additional Information for Federated Ultrashort Bond Fund and in the Institutional and Institutional Service Shares' Statement of Additional Information for Federated Mortgage Fund in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 33-50773) of Federated Total Return Series, Inc., and to the incorporation by reference of our reports dated November 15, 2006 on Federated Ultrashort Bond Fund and Federated Mortgage Fund (two of the portfolios comprising Federated Total Return Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2006.



/s/ Ernst & Young LLP
Boston, Massachusetts
November 21, 2006